Exhibit 99.1

SOUTHERN PRIDE CATFISH COMPANY, INC.

Financial Statements

September 30, 2002

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

American Seafoods Group LLC

We have audited the accompanying balance sheet of Southern Pride Catfish Company, Inc. as of September 30, 2002, and the related statements of income, stockholder’s equity, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Southern Pride Catfish Company, Inc. as of September 30, 2002, and the results of its operations and its cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

Seattle, Washington

February 4, 2003

SOUTHERN PRIDE CATFISH COMPANY, INC.

Balance Sheet

September 30, 2002

(In thousands)

Assets
Current assets:
Cash	$1,292
Trade accounts receivable, net of allowance of $48	8,170
Receivables from related parties	154
Inventories	2,637
Prepaid expenses and other current assets	231

Total current assets	12,484
Property, plant, and equipment, net	16,191

Total assets	$28,675

Liabilities and Stockholder’s Equity
Current liabilities:
Notes payable	$2,350
Accounts payable	3,257
Accrued expenses	2,009
Payables to related parties	190

Total current liabilities	7,806

Commitments and contingencies
Stockholder’s equity:
Common stock	1
Retained earnings	20,868

Total stockholder’s equity	20,869

Total liabilities and stockholder’s equity	$28,675

See accompanying notes to financial statements.

SOUTHERN PRIDE CATFISH COMPANY, INC.

Statement of Income

Nine months ended September 30, 2002

(In thousands)

Seafood sales	$73,460
Other	1,353

Total revenue	74,813
Cost of sales, including depreciation of production-related property, plant, and equipment of $1,680	55,256
Cost of sales-related parties	1,844

Gross profit	17,713
Selling, general, and administrative expenses, including depreciation of distribution-related equipment of $665	12,583
Selling, general, and administrative expenses-related parties	193
Depreciation of other property and equipment	234

Operating profit	4,703

Other income (expense):
Interest income	67
Interest expense	(44)
Other	(103)

Total other income (expense)	(80)

Net income	$4,623

See accompanying notes to financial statements.

SOUTHERN PRIDE CATFISH COMPANY, INC.

Statement of Stockholder’s Equity

Nine months ended September 30, 2002

(In thousands)

	Common stock	Retained earnings
Balance, December 31, 2001	$1	17,047
Net income	—	4,623
Dividends	—	(802)

Balance, September 30, 2002	$1	20,868

See accompanying notes to financial statements.

SOUTHERN PRIDE CATFISH COMPANY, INC.

Statement of Cash Flows

Nine months ended September 30, 2002

(In thousands)

Cash flows from operating activities:
Net income	$4,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2,579
(Gain) loss on disposal of assets	9
Change in operating assets and liabilities:
Trade accounts receivable	(2,110)
Receivables from related parties	8
Inventories	(25)
Prepaid expenses and other current assets	(192)
Accounts payable	104
Accrued expenses	671
Payables to related parties	(1,052)

Net cash flows from operating activities	4,615

Cash flows from investing activities:
Purchases of property, plant, and equipment	(2,626)

Net cash flows from investing activities	(2,626)

Cash flows from financing activities:
Principal payments of notes payable	(650)
Dividends	(802)

Net cash flows from financing activities	(1,452)

Net increase in cash	537
Cash at beginning of period	755

Cash at end of period	$1,292

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$63

See accompanying notes to financial statements.

SOUTHERN PRIDE CATFISH COMPANY, INC.

Notes to Financial Statements

September 30, 2002

(Dollar amounts in thousands)

(1)	Description of Business and Summary of Significant Accounting Policies

(a)	Description of Business

Southern Pride Catfish Company, Inc. (the Company), an Alabama corporation, produces, markets, sells, and distributes fish products. The Company owns and operates two catfish processing facilities and distribution equipment in Alabama.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates impacting the financial statements include the collectibility of trade accounts receivable, allocation of costs to inventories, recoverability of inventories, depreciable lives of plant and equipment, the worker’s compensation liability, and a National Labor Relations Board claim.

(c)	Concentration of Risk

The Company’s operations are concentrated in the fish products industry. Material changes in this industry could have a significant impact on the Company.

(d)	Revenue Recognition

The Company sells fish products to its domestic customers and recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable and collectibility is reasonably assured.

(e)	Inventories

Inventories, which consist of processed fish products and certain raw materials, are stated at the lower of cost or market. The average cost method is used to cost all inventories.

(f)	Shipping and Handling

Seafood sales revenue is based on the delivered price and there is no separate charge to the customer for freight.

Shipping and handling costs, which consist principally of costs to operate the Company’s distribution equipment and other distribution operations, are classified within selling, general, and administrative expenses in the income statement. The total shipping and handling costs incurred for the nine months ended September 30, 2002 was approximately $5,942.

SOUTHERN PRIDE CATFISH COMPANY, INC.

Notes to Financial Statements

September 30, 2002

(Dollar amounts in thousands)

(g)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Significant additions and improvements are capitalized while repairs and ordinary maintenance are expensed as incurred. Depreciation of property, plant, and equipment is provided using the straight-line method over the assets’ estimated useful lives as follows:

Buildings and improvements	25 years
Machinery and equipment	3 to 7 years
Distribution equipment	5 years
Other equipment, furnitures, and fixtures	3 to 5 years

(h)	Income Taxes

The Company is a flow through entity for income tax purposes. Accordingly, no income taxes are reflected on the Company’s financial statements. The net excess of the tax bases over the reported amounts of assets and liabilities, which relate to valuation allowances and costs not currently deductible, partially offset by depreciation differences, was $71 at September 30, 2002.

(i)	Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of the asset is less than the expected future net cash flows, undiscounted and without interest, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the asset. There are no material assets to be disposed of.

(j)	Recent Accounting Pronouncements

In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, which provides the accounting requirements for retirement obligations associated with tangible long-lived assets. SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. SFAS 143 is effective for the Company’s 2003 fiscal year, and early adoption is permitted. The adoption of SFAS 143 is not expected to have a material impact on the Company’s consolidated results of operations or financial position.

SOUTHERN PRIDE CATFISH COMPANY, INC.

Notes to Financial Statements

September 30, 2002

(Dollar amounts in thousands)

(2)	Inventories

Inventories at September 30, 2002 consist of the following:

Finished catfish products	$2,330
Breading, batter, and packaging	307

$2,637

(3)	Property, Plant, and Equipment

Property, plant, and equipment at September 30, 2002 consist of the following:

Land	$380
Buildings and improvements	4,456
Machinery and equipment	22,062
Distribution equipment	6,183
Other equipment, furniture, and fixtures	2,697

35,778
Less accumulated depreciation	(19,587)

$16,191

Depreciation expense was $2,579 for the nine months ended September 30, 2002.

(4)	Accrued Expenses

Accrued expenses at September 30, 2002 consist of the following:

Accrued payroll and benefits	$1,055
Workers compensation liability	633
Labor relations board liability	278
Other	43

$2,009

SOUTHERN PRIDE CATFISH COMPANY, INC.

Notes to Financial Statements

September 30, 2002

(Dollar amounts in thousands)

(5)	Notes Payable

The Company had two credit agreements with a commercial bank. The first agreement provided for a line of credit of $3,000, of which no amount was outstanding at September 30, 2002. The interest rate was LIBOR plus 1.75%. The line of credit was terminated in connection with the sale of assets of the business (see Note 11).

The second agreement was entered into on August 1, 2002 and provided for a promissory note in the amount of $2,350 due August 1, 2003. The interest rate on the note was LIBOR plus 1.75%. This note was secured by certain production-related equipment. This note was terminated in connection with the sale of the assets of the business (see Note 11).

(6)	Related Parties

The Company purchases catfish from its sole stockholder at a price above the price paid for catfish purchased from other sources. Total catfish purchased from the stockholder was approximately $1,800 during the nine months ended September 30, 2002. Consequently, this resulted in an increase to cost of goods sold of approximately $600 during the nine months ended September 30, 2002 and an increase in inventories of approximately $23 at September 30, 2002.

The Company provides management and marketing services to related party companies. The Company does not charge the related party companies for these services.

(7)	Retirement Plans

The Company sponsors a defined contribution profit sharing plan that covers all eligible full-time employees. Profit sharing contributions to the plan are at the discretion of management. The Company also matches 25% of the employees’ contributions to the plan. The total amount of the Company’s contribution was approximately $30 for the nine months ended September 30, 2002.

(8)	Major Customer

Revenue from one customer of the Company represented approximately 15% of the Company’s total revenue for the nine months ended September 30, 2002. The balance due from this customer was $1,141 at September 30, 2002.

Southern Pride Catfish Company, Inc.

Notes to Financial Statements

September 30, 2002

(Dollar amounts in thousands)

(9)	Commitments and Contingencies

(a)	Litigation

The Company is a party to lawsuits involving employment matters. One is a National Labor Relations Board claim brought by a number of former employees who allege that they were unlawfully discharged. During 2000, the Company received a judgment against it related to this matter. Subsequent to September 30, 2002, the matter was settled for $278. The cost associated with this matter is reflected as an expense in the period the judgment was received, and the liability has been increased for interest cost while the matter was being appealed. Other lawsuits relate principally to employment, health and safety matters and are not expected by management to be material to the Company’s consolidated financial position or results of operations.

(b)	Worker’s Compensation Claims

The Company currently has excess worker’s compensation policies for its two processing plants. The Company is responsible for up to $250 per accident and 113.6% of normal premiums in aggregate for the nine months ended September 30, 2002. Normal premiums were approximately $622 for the nine months ended September 30, 2002. The aggregate limit was $2,000. The Company incurred expenses of approximately $251 related to worker’s compensation costs during the nine months ended September 30, 2002. The workers’ compensation liability is based on the undiscounted, actuarially determined estimate of future payments.

(10)	Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, receivables, accounts payable, and notes payable. Management believes that the fair value of these financial instruments approximates their carrying amounts based on current market indicators, such as prevailing interest rates and market pricing models.

(11)	Subsequent Event

The Company sold substantially all of its assets pursuant to an asset purchase agreement (the Asset Purchase Agreement) dated as of December 16, 2002. The buyer assumed substantially all of the Company’s liabilities other than the National Labor Relations Board liability, costs associated with the transaction and certain other liabilities identified in the Asset Purchase Agreement.